As filed with the Securities and Exchange Commission on July 16, 1997
                                                  Registration No. 333-31337
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549
                     -------------------------------------

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-4

                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                     -------------------------------------

                        PROVIDENT BANKSHARES CORPORATION
             (Exact Name of Registrant as Specified in its Charter)

         Maryland                                           6712                                         52-158642
(State or Other Jurisdiction      (Primary Standard Industrial Classification Code Number)  (I.R.S. Employer Identification Number)
of Incorporation or Organization)

                           114 EAST LEXINGTON STREET
                           BALTIMORE, MARYLAND  21202
                                 (410) 281-7000
               (Address, including Zip Code and Telephone Number,
       including Area Code, of Registrant's Principle Executive Offices)


                                 CARL W. STEARN
                            CHIEF EXECUTIVE OFFICER
                           114 EAST LEXINGTON STREET
                           BALTIMORE, MARYLAND 21202
                                 (410) 281-7000

            (Name, Address, including Zip Code and Telephone Number,
                   including Area Code, of Agent for Service)

             ------------------------------------------------------
                                   COPIES TO:
MARY M. SJOQUIST, ESQ.                             WILLIAM S. RUBENSTEIN, ESQ.
MULDOON, MURPHY & FAUCETTE                         SKADDEN, ARPS, SLATE,
5101 WISCONSIN AVENUE, N.W.                        MEAGHER & FLOM LLP
WASHINGTON, D.C.  20016                            919 THIRD AVENUE
(202) 362-0840                                     NEW YORK, NEW YORK  10022
                                                   (212) 735-3000
                   ------------------------------------------

  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: AS SOON AS
   PRACTICABLE AFTER THE EFFECTIVENESS OF THIS REGISTRATION STATEMENT AND THE SATISFACTION OR WAIVER OF ALL OTHER CONDITIONS TO THE MERGER DESCRIBED IN THE
                       JOINT PROXY STATEMENT/PROSPECTUS.


If the securities being registered on this form are to be offered in connection with the formation of a holding company and there is compliance with General
                  Instruction G, check the following box. [ ]

               -------------------------------------------------


         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT THAT SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OR THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

                             CROSS REFERENCE SHEET
                   PURSUANT TO ITEM 501(b) OF REGULATION S-K
          SHOWING THE LOCATION IN THE JOINT PROXY STATEMENT/PROSPECTUS
              OF THE INFORMATION REQUIRED BY THE ITEMS OF FORM S-4


       S-4 ITEM NUMBER AND CAPTION                                     LOCATION IN PROXY STATEMENT/PROSPECTUS
 1.    Forepart of Registration Statement and Outside Front            Cover Page of Registration Statement; Cross Reference
       Cover page of Prospectus                                        Sheet; Outside Front Cover Page

 2.    Inside Front and Outside Back Cover Pages of                    Inside Front Cover Page; Available Information; Table of
       Prospectus                                                      Contents

 3.    Risk Factors, Ratio of Earnings to Fixed Charges, and           Summary; Parties to the Merger; Meeting of Provident
       Other Information                                               Stockholders; Meeting of First Citizens Stockholders; The
                                                                       Merger; Pro Forma Combined Selected Historical Financial
                                                                       Information

 4.    Terms of the Transaction                                        Summary; The Merger; Certain Related Transactions;
                                                                       Description of Provident Capital Stock; Comparison of
                                                                       Stockholder Rights

 5.    Pro Forma Financial Information                                 Pro Forma Condensed Combined Financial Statements
                                                                       (Unaudited)

 6.    Material Contacts with the Company Being Acquired               Summary; The Merger

 7.    Additional Information Required for Reoffering by                    *
       Persons and Parties Deemed to be Underwriters and
       Parties Deemed to be Underwriters

 8.    Interests of Named Experts and Counsel                          Legal Matters; Experts

 9.    Disclosure of Commission Position on Indemnification                 *
       for Securities Act Liabilities

10.    Information with Respect to S-3 Registrants                     Available Information; Incorporation of Certain Documents
                                                                       by Reference; Summary; The Merger; Pro Forma
                                                                       Condensed Combined Financial Statements (Unaudited);
                                                                       Parties to the Merger-Provident

11.    Incorporation of Certain Information by Reference               Incorporation of Certain Documents by Reference

12.    Information with Respect to S-2 or S-3 Registrants                   *

13.    Incorporation of Certain Information by Reference                    *

14.    Information with Respect to Registrants other Than S-3               *
       or S-2 Registrants

15.    Information with Respect to S-3 Companies                       Available Information; Incorporation of Certain Documents
                                                                       by Reference; Summary; Parties to the Merger-First Citizens

16.    Information with Respect to S-2 or S-3 Companies                     *

17.    Information with Respect to Companies Other Than S-2                 *
       or S-3 Companies

18.    Information if Proxies, Consents or Authorizations are          Summary; Meeting of Provident Stockholders; Meeting of
       to be Solicited                                                 First Citizens Stockholders; The Merger

19.    Information if Proxies, Consents or Authorizations are               *
       not to be Solicited, or in an Exchange Offer

---------------
* Omitted because inapplicable or answer is negative.

               PART II -- Information Not required in Prospectus

Item 20.          Indemnification of Directors and Officers

     Provident's Bylaws provide that Provident shall indemnify, to the fullest extent permitted by law, all persons who may be indemnified pursuant to the MGCL.

     Section 2-418 of the MGCL permits indemnification of any director or officer with respect to any proceedings unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and was either committed in bad faith or the result of active or deliberate dishonesty; (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of criminal proceedings, the director or officer had reasonable cause to believe that the act or omission was unlawful. The indemnity may include judgments, penalties, fines, settlements, and reasonable expenses actually incurred by the director or officer in connection with the proceedings; provided, however, that if the proceeding is won by, or in the right of, the corporation, indemnity is permitted only for reasonable expenses and not with respect to any proceeding in which the director shall have been adjudged to be liable to the corporation. The termination of any proceeding by judgment, order or settlement does not create a presumption that the director did not meet the requisite standard of conduct required for permitted indemnification. The termination of any proceeding by conviction, or plea of nolo contendere or its equivalent, or an entry of an order of probation prior to judgement, creates a rebuttable presumption that the director or officer did not meet that standard of conduct.


Item 21.          Exhibits and Financial Statement, Schedules.

                  (a)  Exhibits.

     2.1 Amended and Restated Agreement and Plan of Merger, amended and restated as of July 14, 1997, by and between Provident Bankshares Corporation and First Citizens Financial Corporation is included as Annex A to the Joint Proxy Statement/Prospectus which is part of this Registration Statement.*

     3.1 Certificate of Incorporation of the Registrant, as amended, previously filed and incorporated by reference to Provident Bankshares Corporation's Registration Statement on Form S-3 (File No. 33-73162) filed August 18, 1994.*

     3.2 By-laws of the Registrant, previously filed and incorporated by reference to Provident Bankshares Corporation's Annual Report on Form 10-K for the year ended December 31, 1994.*

     4.1 Rights Agreement, previously filed and incorporated by reference to Provident Bankshares Corporation's Annual Report on Form 10-K for the year ended December 31, 1994.*

     5.1          Opinion of Muldoon, Murphy & Faucette regarding legality.*

     8.1          Opinion of Muldoon, Murphy & Faucette regarding tax matters.*

     10.1 Stock Option Agreement, dated as of March 10, 1997, by and between Provident Bankshares Corporation and First Citizens Financial Corporation is included as Annex B to the Joint Proxy Statement/Prospectus which is part of this Registration Statement.*

     10.2 Form of Employment Agreement between Provident Bankshares Corporation and Enos K. Fry.*

     10.3 Form of Change in Control Agreement between Provident Bankshares Corporation and Enos K. Fry.*

     10.4 Form of Consulting Agreement between Provident Bankshares Corporation and Herbert W. Jorgensen.*

     23.1 Consent of Muldoon, Murphy & Faucette (included in Exhibit 5.1 hereto).*

     23.2 Consent of Muldoon, Murphy & Faucette (included in Exhibit 8.1 hereto).*

     23.3         Consent of Coopers & Lybrand, L.L.P.*

     23.4         Consent of Arthur Andersen LLP.

     23.5         Consent of KPMG Peat Marwick LLP.*

     23.6         Consent of Endicott Financial Advisors, L.L.C.*

     23.7         Consent of Keefe, Bruyette & Woods, Inc.*

     24.1 Powers of Attorney (see the signature page to this Form S-4 Registration Statement).*

     99.1 Opinion of Endicott Financial Advisors, L.L.C. is included as Annex C to the Joint Proxy Statement/Prospectus which is part of this Registration Statement.*

     99.2 Opinion of Keefe Bruyette & Woods, Inc. is included as Annex D to the Joint Proxy Statement/Prospectus which is part of this Registration Statement.*

     (b)          Financial Statement Schedules.

                           None.

     (c)          Item 4(b)  Information.

* Previously filed
                                      II-2

                           None.


Item 22.          Undertakings.

     (a)          The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of this registration statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; PROVIDED, HOWEVER, that paragraphs
                  (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement;

                           (iii) To include any material information with
                  respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder, through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c) of the Securities Act of 1933, the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

     (c) The undersigned registrant hereby undertakes that every prospectus (i) that is filed pursuant to the paragraph immediately preceding, or (ii) that purports to meet the requirements of

Section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415 of the Securities Act of 1933, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (e) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to
Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     (f) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (g) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Baltimore, State of Maryland, on July 16, 1997.

                                      PROVIDENT BANKSHARES CORPORATION



                                             By:    /s/ Carl W. Stearn
                                                    _________________________
                                                    Carl W. Stearn
                                                    Chairman of the Board and
                                                    Chief Executive Officer

                  Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on July 16, 1997.

                  We, the undersigned officers and directors of Provident Bankshares Corporation hereby severally and individually constitute and appoint Carl W. Stearn, the true and lawful attorney and agent (with full power of substitution and resubstitution in each case) of each of us to execute in the name, place and stead of each of us (individually and in any capacity stated below) any and all amendments to this registration statement and all instruments necessary or advisable in connection therewith and to file the same with the Securities and Exchange Commission, said attorney and agent to have power to act and to have full power and authority to do and perform in the name and on behalf of each of the undersigned every act whatsoever necessary or advisable to be done in the premises as fully and to all intents and purposes as any of the undersigned might or could do in person and we hereby ratify and confirm our signatures as they may be signed by or said attorney and agent to any and all such amendments and instruments.

     NAME                                                  TITLE
     ----                                                  -----
/s/ Carl W. Stearn                                Chairman of the Board and
____________________________
Carl W. Stearn                                    Chief Executive Officer

/s/ James R. Wallis                               Executive Vice President
____________________________
James R. Wallis                                   (Principal Financial Officer)

/s/ R. Wayne Hall                                 Treasurer (Principal
____________________________
R. Wayne Hall                                     Accounting Officer)

/s/ Robert B. Barnhill, Jr.                       Director
____________________________
Robert B. Barnhill, Jr.

/s/ Melvin A. Bilal                               Director
____________________________
Melvin A. Bilal

/s/ Dr. Calvin W. Burnett                         Director
____________________________
Dr. Calvin W. Burnett

/s/ Charles W. Cole, Jr.                          Director
____________________________
Charles W. Cole, Jr.

/s/ M. Jenkins Cromwell, Jr.                      Director
____________________________
M. Jenkins Cromwell, Jr.

/s/ Pierce B. Dunn                                Director
____________________________
Pierce B. Dunn

/s/ Clivie C. Haley, Jr.                          Director
____________________________
Clivie C. Haley, Jr.

/s/ Mark K. Joseph                                Director
____________________________
Mark K. Joseph

/s/ Norman J. Louden                              Director
____________________________
Norman J. Louden

/s/ Barbara B. Lucas                              Director
____________________________
Barbara B. Lucas

/s/ Peter M. Martin                               Director
____________________________
Peter M. Martin

/s/ Sister Rosemarie Nassif                       Director
____________________________
Sister Rosemarie Nassif

/s/ C. William Pacy                               Director
____________________________
C. William Pacy

/s/ Francis G. Riggs                              Director
____________________________
Francis G. Riggs

/s/ Sheila K. Riggs                               Director
____________________________
Sheila K. Riggs

                                 EXHIBIT INDEX




     2.1 Amended and Restated Agreement and Plan of Merger, amended and restated as of July 14, 1997, by and between Provident Bankshares Corporation and First Citizens Financial Corporation is included as Annex A to the Joint Proxy Statement/Prospectus which is part of this Registration Statement.*

     3.1 Certificate of Incorporation of the Registrant, as amended, previously filed and incorporated by reference to Provident Bankshares Corporation's Registration Statement on Form S-3 (File No. 33-73162) filed August 18, 1994.*

     3.2 By-laws of the Registrant, previously filed and incorporated by reference to Provident Bankshares Corporation's Annual Report on Form 10-K for the year ended December 31, 1994.*

     4.1 Rights Agreement, previously filed and incorporated by reference to Provident Bankshares Corporation's Annual Report on Form 10-K for the year ended December 31, 1994.*

     5.1   Opinion of Muldoon, Murphy & Faucette regarding legality.*

     8.1   Opinion of Muldoon, Murphy & Faucette regarding tax matters.*

     10.1 Stock Option Agreement, dated as of March 10, 1997, by and between Provident Bankshares Corporation and First Citizens Financial Corporation is included as Annex B to the Joint Proxy
           Statement/Prospectus which is part of this Registration Statement.*

     10.2 Form of Employment Agreement between Provident Bankshares Corporation and Enos K. Fry.*

     10.3 Form of Change in Control Agreement between Provident Bankshares Corporation and Enos K. Fry.*

     10.4 Form of Consulting Agreement between Provident Bankshares Corporation and Herbert W. Jorgensen.*

     23.1 Consent of Muldoon, Murphy & Faucette (included in Exhibit 5.1 hereto).*

     23.2 Consent of Muldoon, Murphy & Faucette (included in Exhibit 8.1 hereto).*

     23.3  Consent of Coopers & Lybrand, L.L.P.*

     23.4  Consent of Arthur Andersen LLP.

     23.5  Consent of KPMG Peat Marwick LLP.*

     23.6  Consent of Endicott Financial Advisors, L.L.C.*

     23.7  Consent of Keefe, Bruyette & Woods, Inc.*

     24.1 Powers of Attorney (see the signature page to this Form S-4 Registration Statement).*

     99.1 Opinion of Endicott Financial Advisors, L.L.C. is included as Annex C to the Joint Proxy Statement/Prospectus which is part of this Registration Statement.*

     99.2 Opinion of Keefe Bruyette & Woods, Inc. is included as Annex D to the Joint Proxy Statement/Prospectus which is part of this Registration Statement.*

* Previously filed